PRELIMINARY INFORMATION STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Intra-Cellular Therapies, Inc.

(Name of registrant as specified in its charter)

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INTRA-CELLULAR THERAPIES, INC.

3960 Broadway

New York, New York 10032

NOTICE OF CORPORATE ACTION TAKEN BY WRITTEN CONSENT OF SOLE STOCKHOLDER

To the Sole Stockholder of Intra-Cellular Therapies, Inc.:

The enclosed information statement (the “Information Statement”) is provided on or about October     , 2013 to the sole stockholder of record on August 23, 2013 (the “Record Date”) of Intra-Cellular Therapies, Inc., a Delaware corporation (the “Company”), to advise them that, on the Record Date, the sole stockholder, holding 100% of the voting power of the Company, approved an Amended and Restated Certificate of Incorporation, in the form attached to the Information Statement as Appendix I (the “Restated Certificate”) and the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan (the “2013 Plan”), in the form attached to the Information Statement as Appendix II, pursuant to an action by unanimous written consent, in accordance with the General Corporation Law of the State of Delaware and the Company’s bylaws.

Under the federal securities laws, although the Company’s sole stockholder approved the Restated Certificate and the 2013 Plan by unanimous written consent, the proposals will not be effective until at least 20 calendar days after the Information Statement is sent or given to the sole stockholder of record of the Company as of the Record Date. It is expected that the Restated Certificate will become effective on or about October     , 2013 upon its filing with the Secretary of State of the State of Delaware and that the 2013 Plan will become effective on October     , 2013.

This Information Statement is provided to the Company’s sole stockholder of record on the Record Date only for informational purposes in connection with the Restated Certificate and the 2013 Plan pursuant to and in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We appreciate your continued support of the Company. Thank you.

By Order of the Board of Directors,

/s/ Sharon Mates, Ph.D.
Chairman, President and Chief Executive Officer
New York, New York

October     , 2013

INTRA-CELLULAR THERAPIES, INC.

3960 Broadway

New York, New York 10032

INFORMATION STATEMENT

PURSUANT TO SECTION 14(c) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement (this “Information Statement”) is being furnished to the sole stockholder of Intra-Cellular Therapies, Inc., a Delaware corporation (the “Company,” “we”, “our” or “us”), as of August 23, 2013 (the “Record Date”) in connection with the approval of the Company’s Amended and Restated Certificate of Incorporation, in the form attached hereto as Appendix I (the “Restated Certificate”) and the Intra-Cellular Therapies, Inc. 2013 Equity Incentive Plan, in the form attached hereto as Appendix II (the “2013 Plan”).

Section 228 of the General Corporation Law of the State of Delaware (“DGCL”) provides that the written consent of the holders of outstanding shares of a corporation’s voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Our bylaws in effect on the Record Date provide that any action required by the DGCL to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken by the written consent of the holders of the outstanding shares of our capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

On August 23, 2013, the Board of Directors (the “Board”) of the Company approved the Restated Certificate and the 2013 Plan. On August 23, 2013, the sole stockholder owning 100% of the Company’s issued and outstanding common stock approved the Restated Certificate and the 2013 Plan by written consent, in accordance with Section 228 of the DGCL and the Company’s bylaws then in effect.

The Record Date for determining stockholders entitled to receive this Information Statement is August 23, 2013, the date that the Company’s sole stockholder approved the Restated Certificate and the 2013 Plan by written consent. As of the close of business on the Record Date, we had 5,000,000 shares of our common stock outstanding and entitled to vote on the matters acted upon in the action by written consent of our sole stockholder. Each share of our common stock outstanding as of the close of business on the Record Date was entitled to one vote.

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), the proposals approved by written consent of our sole stockholder will become effective approximately 20 calendar days after we send or give this Information Statement to our sole stockholder of record as of the Record Date. It is expected that the Restated Certificate will become effective on or about October     , 2013 upon its filing with the Secretary of State of the State of Delaware and that the 2013 Plan will become effective on October     , 2013.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDER OF OUR COMMON STOCK ON AUGUST 23, 2013 IS OCTOBER     , 2013.

This Information Statement is provided to the Company’s sole stockholder of record on the Record Date only for informational purposes in connection with the Restated Certificate and the 2013 Plan pursuant to and in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14c and Schedule 14C thereunder.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

DESCRIPTION OF THE MERGER AND CHANGE IN CONTROL

Pursuant to an Agreement and Plan of Merger dated August 23, 2013 (the “Merger Agreement”), by and among Oneida Resources Corp. (the “Company”, “we”, “us” or “our”); ITI, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”); and Intra-Cellular Therapies, Inc., a Delaware corporation (“ITI”); Merger Sub merged with and into ITI, with ITI remaining as the surviving entity and a wholly-owned operating subsidiary of the Company (the “Merger”). The Merger was effective on August 29, 2013, upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. As part of the Merger, ITI changed its name to ITI, Inc.

Following the Merger, a newly organized wholly-owned subsidiary of the Company named “Intra-Cellular Therapies, Inc.” (“Name Change Merger Sub”), merged with and into the Company, leaving the Company as the surviving corporation (the “Name Change Merger”). In connection with the Name Change Merger, we relinquished our corporate name “Oneida Resources Corp.” and assumed in its place the name “Intra-Cellular Therapies, Inc.” The Name Change Merger and name change became effective on August 29, 2013, upon the filing of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

At the effective time of the Merger (the “Effective Time”), the legal existence of Merger Sub ceased and each share of ITI common stock and each share of ITI preferred stock that was issued and outstanding immediately prior to the Effective Time was automatically exchanged for 0.5 shares of our common stock (the “Exchange”). We issued an aggregate of 22,134,647 shares of our common stock upon such exchange of the outstanding shares of ITI common stock and preferred stock. In addition, at the Effective Time, we assumed ITI’s 2003 Equity Incentive Plan, as amended (the “2003 Plan”), and all options to purchase ITI common stock then outstanding under the 2003 Plan, and such options became exercisable for an aggregate of 1,462,380 shares of our common stock, subject to the vesting and other terms of such options. The vesting of such options was not accelerated as a result of the Merger. At the Effective Time, we also assumed the outstanding warrant to purchase ITI common stock, and such warrant became exercisable for 1,822 shares of our common stock.

Immediately following the Effective Time, pursuant to the terms of a Redemption Agreement dated August 29, 2013 (the “Redemption Agreement”), by and among the Company and NLBDIT 2010 Services, LLC, our then-current sole stockholder, we completed the closing of a redemption of 5,000,000 shares of our common stock (the “Redemption”), from our then-current sole stockholder in consideration of $60,000, plus professional costs related to the transaction not to exceed $20,000. The 5,000,000 shares constituted all of the issued and outstanding shares of our capital stock, on a fully-diluted basis, immediately prior to the Merger.

Upon completion of the Merger and the Redemption, the former stockholders of ITI held 100% of the outstanding shares of our capital stock. Unless otherwise indicated in this Information Statement, all share and per share figures reflect the exchange of each share of ITI common stock and each share of ITI preferred stock then outstanding for 0.5 shares of our common stock at the Effective Time. See “Security Ownership of Certain Beneficial Owners and Management” for information about the ownership of the persons who acquired control of the Company in the Merger.

As a condition to the Merger, we entered into an Indemnity Agreement with our former sole officer and director (the “Indemnity Agreement”), pursuant to which we agreed to indemnify such former officer and director for actions taken by him in his official capacities relating to the consideration, approval and consummation of the Merger and certain related transactions.

Upon the effectiveness of the Merger, the Company’s business became the operation of ITI and its business. Immediately following the Effective Time, the Board, which immediately prior to the Effective Time consisted of Samir N. Masri as our sole director, appointed Sharon Mates, Ph.D., who was Chairman, President and Chief Executive Officer of ITI, as our Chairman, President and Chief Executive Officer, to serve on the Board with Mr. Masri. At the Effective Time, Mr. Masri resigned from all of his positions as an officer of the Company. In addition, immediately following the Effective Time, the Board appointed Lawrence J. Hineline, who was the Vice President of Finance, Chief Financial Officer and Secretary of ITI, as our Vice President of Finance, Chief Financial Officer and Secretary; Allen A. Fienberg, Ph.D., who was the Vice President of Business Development of ITI, as our Vice President of Business Development; Lawrence P. Wennogle, Ph.D., who was the Vice President, Drug

Discovery of ITI, as our Vice President, Drug Discovery; and Kimberly E. Vanover, Ph.D., who was the Vice President, Clinical Development of ITI, as our Vice President, Clinical Development. On September 9, 2013, which was the eleventh day following the date that we filed with the SEC and transmitted to our sole stockholder prior to the Merger, a Schedule 14f-1 reporting a change in the majority of our directors, Christopher Alafi, Ph.D., Richard Lerner, M.D., Joel S. Marcus and Sir Michael Rawlins, M.D., FRCP, FMedSci, were appointed to the Board to serve on the Board with Dr. Mates, and Mr. Masri resigned from the Board as of such date. Each of Dr. Mates, Dr. Alafi, Dr. Lerner, Mr. Marcus, and Sir Michael were directors of ITI immediately prior to the Merger.

Prior to the Merger, pursuant to the Common Stock Purchase Agreement dated August 29, 2013, by and among ITI, the investors named therein and the Company (the “Purchase Agreement”), ITI sold to accredited investors approximately $60.0 million of its shares of common stock, or 18,889,307 shares at a price of $3.1764 per share (the “Private Placement”), which included $15.3 million in principal and $0.8 million in accrued interest from the conversion of ITI’s then outstanding convertible promissory notes (the “Notes”). The number of shares stated in the preceding sentence do not reflect the Exchange in the Merger. Also, ITI granted the investors in the Private Placement registration rights requiring ITI or any successor to register those shares of ITI common stock (which were exchanged for shares of our common stock, along with the rest of the outstanding shares of ITI capital stock, except for dissenting shares, at the Effective Time) for public resale. The then existing stockholders of ITI who agreed to become parties to the registration rights agreement also became entitled to such registration rights, subject to specified differences in the agreement between the rights of new investors and existing stockholders. The existing Second Amended and Restated Investor Rights Agreement, by and among ITI and the investors listed therein, dated as of October 25, 2007, as amended, was terminated at the Effective Time. The Private Placement closed immediately prior to the filing of a Certificate of Merger with the Secretary of State of the State of Delaware, on August 29, 2013.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On the Record Date, the Board and the holder of all of our outstanding shares of common stock approved the Restated Certificate.

Purpose and Effects of the Amended and Restated Certificate of Incorporation

Pursuant to the Purchase Agreement, the Company and ITI agreed to take all steps as may be necessary to cause the Restated Certificate to be filed with the Secretary of State of the State of Delaware.

The provisions of the Restated Certificate could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Change in Number of Authorized Shares

Under our Certificate of Incorporation in effect as of the date of this Information Statement, we currently have authorized capital stock of 110,000,000 shares, of which 100,000,000 are designated as common stock, par value $0.0001 per share, and 10,000,000 shares are designated as preferred stock, par value $0.0001 per share. The Restated Certificate will have authorized capital stock consisting of 105,000,000 shares, of which 100,000,000 will be designated as common stock, par value $0.0001 per share, and 5,000,000 shares will be designated as preferred stock, par value $0.0001 per share.

Classified Board of Directors; Removal of Directors for Cause

The Restated Certificate provides for the Board to be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of preferred stock under specified circumstances, will be elected for a three-year term of office. All directors elected to our classified Board will serve until the election and qualification of their respective successors or their earlier resignation or removal. The Board will fill any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, and directors so chosen will serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. Members of the Board may only be removed for cause and only by the affirmative vote of 80% of our outstanding voting stock. These provisions are likely to increase the time required for stockholders to change the composition of the Board. For example, at least two annual meetings will be necessary for stockholders to effect a change in a majority of the members of the Board.

Special Meetings of Stockholders

Special meetings of the stockholders may be called only by the Board pursuant to a resolution adopted by a majority of the total number of directors.

No Stockholder Action by Written Consent

Any action to be effected by our stockholders must be effected at a duly called annual or special meeting of the stockholders.

Super Majority Stockholder Vote Required for Certain Actions

The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless the corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. The Restated Certificate requires the affirmative vote of the holders of at least 80% of our outstanding voting stock to amend or repeal any of the provisions discussed in this section entitled “Purpose and Effects of the Amended and Restated Certificate of Incorporation” except for those discussed under “-Change in Number of Authorized Shares.” This 80% stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any preferred stock that might then be outstanding. An 80% vote is also required for any amendment to, or repeal of, our restated bylaws by the stockholders. Our restated bylaws may be amended or repealed by a simple majority vote of the Board.

Effective Date of the Amended and Restated Certificate of Incorporation

The Restated Certificate will become effective when the Restated Certificate is filed with the Secretary of State of the State of Delaware, which is expected to be on or about October     , 2013.

APPROVAL OF 2013 EQUITY INCENTIVE PLAN

General

Our 2013 Plan was approved by the Board and sole stockholder of record on August 23, 2013. The 2013 Plan will be effective 20 days after the mailing of this Information Statement to our sole stockholder of record as of the Record Date. As of August 31, 2013, no grants or awards have been made under the 2013 Plan. Unless sooner terminated by the Board or our stockholders, the 2013 Plan will expire 10 years from its date of effectiveness. Under our 2013 Plan, we may grant incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock awards to our employees, directors and consultants.

The maximum number of shares of our common stock that may be delivered in satisfaction of awards under the 2013 Plan is 799,934 shares, plus up to an additional maximum of 1,462,380 shares which may be issued solely after the cancellation or expiration of any unexercised stock options that we assumed in the Merger. These numbers are subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

In addition, the 2013 Plan contains an “evergreen” provision, which allows for an annual increase in the number of shares of our common stock available for issuance under the 2013 Plan on January 1 of each year commencing on January 1, 2014 and ending upon expiration of the 2013 Plan. The annual increase in the number of shares shall be equal to the lesser of:

•	800,000 shares of our common stock;

•	4% of the number of shares of our common stock outstanding as of such date; and

•	such lesser number of shares as determined by the Board prior to the applicable January 1st date.

Shares of our common stock to be issued under the 2013 Plan may be authorized but unissued shares of our common stock or previously issued shares acquired by us. Any shares of our common stock underlying awards that otherwise expire, terminate, or are forfeited or reacquired by us will again be available for issuance under the 2013 Plan.

The 2013 Plan will be administered by the Board until we establish a compensation committee. The Board, or compensation committee once established, will have full power and authority to determine the terms of awards granted pursuant to this plan, including:

•	which employees, directors and consultants shall be granted awards;

•	the type of award to be granted;

•	the terms and conditions of each award, including the schedule upon which the participant may exercise or otherwise receive common stock under the award; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2013 Plan.

However, at such time as the Company may be subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a maximum of 200,000 shares of our common stock subject to options, stock appreciation rights and other awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value on the date the award is granted may be granted to any one participant during any one calendar year.

Our Board and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The 2013 Plan will maintain and enhance the key policies and practices adopted by our management and the Board to align employee and stockholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that adopting the 2013 Plan is essential to permit our management to provide long-term, equity-based incentives to present and future key employees, consultants and directors.

The following is a brief summary of the 2013 Plan. This summary is qualified in its entirety by reference to the text of the 2013 Plan, a copy of which is attached as Appendix II to this Information Statement.

Material Features of the 2013 Plan

Eligibility. The 2013 Plan allows us, under the direction of the Board, or our compensation committee once established, to make grants of stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights and other stock-based awards to employees, consultants and directors. The purpose of the Plan and the granting of these awards is intended to help the Company secure and retain the services of eligible recipients, provide incentive for those persons to exert maximum efforts for the success of the Company and provide a means by which the recipients may benefit from increases in the value of our common stock. The 2013 Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our stockholders. All employees, directors and consultants of the Company and its affiliates are eligible to participate in the 2013 Plan. As of August 31, 2013, there were approximately 30 individuals eligible to participate.

Stock Options and Stock Appreciation Rights. Stock options granted under the 2013 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or nonstatutory stock options, which are not intended to meet those requirements. Incentive stock options may be granted to employees of the Company and its affiliates. Nonstatutory options and stock appreciation rights may be granted to employees, directors and consultants of the Company and its affiliates. The exercise price of a stock option or a stock appreciation right may not be less than 100% of the fair market value of our common stock on the date of grant, unless the option is granted pursuant to an assumption of or substitution for another option in connection with a corporate transaction and in a manner consistent with Section 409A of the Code and if applicable, Section 424(a) of the Code. The term of a stock option or a stock appreciation right may not be greater than ten years from the date of grant. However, if an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of capital stock of the Company or an affiliate, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options and stock appreciation rights will include rules for exercise of the stock options and stock appreciation rights after termination of service. Stock options and stock appreciation rights may not be exercised unless they are vested, and no stock option or stock appreciation right may be exercised after the end of the term set forth in the award agreement. Generally, stock options and stock appreciation rights will be exercisable for three months after termination of service for any reason other than for cause, death or total and permanent disability; for 12 months after termination of service on account of total and permanent disability; and for 18 months after termination of service on account of death.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer (unless otherwise provided in the applicable restricted stock agreement) and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular stockholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted and the applicable restricted stock agreement may provide that any dividends on the restricted shares may be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the restricted stock award.

Other Stock Awards. The 2013 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to restricted stock units.

Plan Administration. In accordance with the terms of the 2013 Plan, the Board has authority to administer the 2013 Plan, and may delegate all or any portion of such authority to our compensation committee once established. The Board may delegate part of its authority and powers under the 2013 Plan to one or more officers, but only the Board (or the compensation committee, once established) can make awards to participants who are directors or executive officers of the Company. In accordance with the provisions of the 2013 Plan, the Board (or our compensation committee, once established) will determine the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the 2013 Plan.

In addition, the Board (or our compensation committee, once established) may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2013 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the participant’s rights will be materially impaired by such amendment.

Stock Dividends and Stock Splits. If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Corporate Transactions. If we are acquired, the Board (or compensation committee, once established) will (i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the award or to substitute a similar award for the award; (ii) cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration, if any, as the Board in its sole discretion, may consider appropriate; and (iii) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the holder would have received upon the exercise of the award immediately prior to the effective time of the transaction, over (B) any exercise price payable by such holder in connection with such exercise. In addition in connection with such transaction, the Board may accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the effective time of such transaction and may arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to an award.

Amendment and Termination. The Board may amend or discontinue the 2013 Plan at any time and may amend any outstanding award. No such amendment may materially impair the rights under any outstanding award without the holder’s consent. Stockholder approval will be required for any amendment to the 2013 Plan to the extent such approval is required by law, including the Code or applicable stock exchange requirements. Unless sooner terminated by the Board or our stockholders, the 2013 Plan will expire 10 years from its date of effectiveness.

Federal Income Tax Considerations

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the 2013 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the 2013 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options:	Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Nonstatutory Options:	Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as nonstatutory options will be treated as options that are not incentive stock options.

A non-statutory option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the nonstatutory option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights:	Stock appreciation rights will have similar tax consequences to nonstatutory stock options.

Stock Grants:	With respect to stock grants under the 2013 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Restricted Stock Units:	The grantee recognizes no income until the issuance of the shares. At that time, the grantee must generally recognize ordinary income equal to the fair market value of the shares received. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the 2013 Plan are not determinable as awards under the 2013 Plan will be granted at the sole discretion of the Board, our compensation committee once established, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2013 Plan or the amount or types of any such awards.

EXECUTIVE COMPENSATION

The following table sets forth the cash and other compensation paid by the Company to its sole officer and director prior to the Merger, Samir N. Masri, during the period from August 29, 2012 (Inception) through August 29, 2013 (the date of the Merger). This discussion does not include compensation of the executive officers and directors of ITI who became the executive officers and directors of the Company following the Merger.

Name and Position	Year	Salary	Bonus	Option Awards	All other Compensation	Total
Samir N. Masri (1) Former Chief Executive Officer, Chief Financial Officer, President, Secretary and Director	2012	None	None	None	None	None

(1)	Samir N. Masri was appointed to serve as Chief Executive Officer, Chief Financial Officer, President, Secretary and a director of the Company on October 15, 2012. He resigned as Chief Executive Officer, Chief Financial Officer, President and Secretary effective August 29, 2013 and resigned as a director of the Company effective September 9, 2013.

The following compensation discussion addresses all compensation awarded to, earned by, or paid to the Company’s sole officer and director prior to the Merger. The Company’s sole officer and director prior to the Merger did not receive any cash or other compensation since inception. See, however, the description of the Indemnity Agreement included above in the “Description of the Merger and Change in Control” section. No compensation of any nature has been paid for services rendered by Mr. Masri in his capacity as a director of the Company.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees prior to the Merger, other than the approval of the 2013 Plan and the Company’s assumption of options outstanding under ITI’s 2003 Plan at the Effective Time, as described above in the “Description of the Merger and Change in Control” section.

Compensation Committee

We currently do not have a compensation committee. The Board intends to establish a compensation committee, which will operate under a charter to be approved by the Board.

Compensation Committee Interlocks and Insider Participation

We currently do not have a compensation committee. While ITI had a compensation committee comprised of all directors serving on the ITI board of directors, no member of ITI’s compensation committee has at any time been an employee of ours or ITI other than Sharon Mates, Ph.D., our Chairman, President and Chief Executive Officer and who was Chairman, President and Chief Executive Officer of ITI, who did not vote on her own compensation. None of our executive officers serves as a member of the board of directors or compensation committee of any other entity that has one or more executive officers serving as a member of our Board or compensation committee.

EQUITY COMPENSATION PLAN INFORMATION

As of December 31, 2012, the Company did not have any equity compensation plans in effect. On August 23, 2013, the sole director and sole stockholder of the Company approved the 2013 Plan, and at the Effective Time of the Merger on August 29, 2013, the Company assumed options then outstanding under ITI’s 2003 Plan, as further described above in the “Description of the Merger and Change in Control” section.

DESCRIPTION OF CAPITAL STOCK

Under the Restated Certificate, we will have authorized capital stock consisting of 105,000,000 shares, of which 100,000,000 will be designated as common stock, par value $0.0001 per share, and 5,000,000 shares will be designated as preferred stock, par value $0.0001 per share. As of the Record Date, we had 5,000,000 shares of our common stock outstanding held by one holder of record, and no shares of preferred stock outstanding. As of August 31, 2013, following the closing of the Merger, we had 22,134,647 shares of our common stock outstanding held by 258 holders of record, and no shares of preferred stock outstanding.

NO DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to the Company’s sole stockholder on the Record Date under the DGCL, the Company’s certificate of incorporation or the Company’s bylaws in connection with the adoption of the Restated Certificate or the 2013 Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned as of August 31, 2013, by (i) each of our current directors and named executive officers, (ii) all executive officers and directors as a group, and (iii) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, subject to community property laws, where applicable. Percentage of ownership is based on 22,134,647 shares of common stock outstanding on August 31, 2013, after giving effect to the Private Placement and Merger on August 29, 2013. Unless otherwise noted below, the address of each stockholder below is c/o Intra-Cellular Therapies, Inc., 3960 Broadway, New York, New York 10032.

Beneficial Owner	Title	Shares of Common Stock Beneficially Owned (#)(1)	Percentage of Common Stock Beneficially Owned (%)(1)
Directors and Named Executive Officers
Sharon Mates, Ph.D.(2)	Chairman, President and Chief Executive Officer	1,341,433	6.0%
Lawrence J. Hineline(3)	Vice President of Finance, Chief Financial Officer and Secretary	154,999	*
Allen A. Fienberg, Ph.D.(4)	Vice President of Business Development	342,499	1.5%
Christopher Alafi, Ph.D.(5)	Director	4,046,638	18.3%
Richard Lerner, M.D.(6)	Director	116,250	*
Joel S. Marcus(7)	Director	1,383,348	6.2%
Sir Michael Rawlins, M.D., FRCP, FMedSci	Director	—	*

All current executive officers and directors as a group (9 persons)(8)		7,631,583	33.3%

Other 5% or More Stockholders

Alafi Capital Company, LLC and Moshe Alafi(9)		3,558,627	16.1%
Alexandria Real Estate Equities, Inc.(10)		1,283,856	5.8%
Entities affiliated with Fidelity Investments(11)		1,999,120	9.0%
Paul Greengard, Ph.D.(12)		1,131,250	5.1%
Morton I. Sosland(13)		3,388,389	15.3%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)	Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of August 31, 2013, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
(2)	Consists of 1,053,935 shares of common stock and options to purchase 287,498 shares of common stock which are exercisable within 60 days of August 31, 2013.
(3)	Consists of 50,000 shares of common stock and options to purchase 104,999 shares of common stock which are exercisable within 60 days of August 31, 2013.
(4)	Consists of 237,500 shares of common stock and options to purchase 104,999 shares of common stock which are exercisable within 60 days of August 31, 2013. Does not include: (i) 208,023 shares of common stock held by J.D.F. Holdings Ltd., in which Dr. Fienberg holds a 20% ownership interest; and (ii) 50,000 shares of common stock held by two trusts for the benefit of members of Dr. Fienberg’s family. Dr. Fienberg has no voting or investment control with respect to any of the shares owned by J.D.F. Holdings Ltd. or held in the trusts.
(5)	Consists of 3,542,885 shares of common stock held by Alafi Capital Company, LLC, or Alafi Capital, and 503,753 shares of common stock held by a trust for the benefit of members of the Alafi family. Dr. Alafi is a managing partner of Alafi Capital and has shared voting and investment power with respect to the shares owned by Alafi Capital and full voting and investment power with respect to shares owned by the trust. Does not include 503,776 shares held by two other trusts for the benefit of members of the Alafi family for which Dr. Alafi does not have voting or investment control. The address for Dr. Alafi is c/o Alafi Capital Company, LLC, 8 Admiral Drive, Suite 324, Emeryville, CA 94608.
(6)	Consists of options to purchase 78,750 shares of common stock held by Dr. Lerner which are exercisable within 60 days of August 31, 2013, and 37,500 shares of common stock held by the Lerner Family Trust UAD 11/14/94, or the Lerner Family Trust. Dr. Lerner shares voting and investment control with respect to the shares held by the Lerner Family Trust.
(7)	Consists of (i) 1,283,856 shares of common stock held by Alexandria Equities, LLC, (ii) 15,742 shares of common stock held by the Joel S. Marcus and Barbara A. Marcus Family Trust, and (iii) options to purchase 83,750 shares of common stock held by Mr. Marcus, which are exercisable within 60 days of August 31, 2013. Mr. Marcus is the Chairman, CEO and Founder of Alexandria Real Estate Equities, Inc., which is the managing member of Alexandria Equities, LLC, which has full voting and investment power with respect to the shares owned by Alexandria Equities, LLC. As an officer of Alexandria Real Estate Equities, Inc., Mr. Marcus may be deemed to have voting and investment power with respect to the shares owned by Alexandria Equities, LLC. Mr. Marcus disclaims beneficial ownership of the shares held by Alexandria Equities, LLC, except to the extent of his underlying pecuniary interest therein. The address for Mr. Marcus is c/o Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, CA 91101.
(8)	See footnotes 2 through 7. Also includes 100,000 shares of common stock and options to purchase 115,833 shares of common stock held by Lawrence P. Wennogle, Ph.D., Vice President, Drug Discovery, which are exercisable within 60 days of August 31, 2013, and options to purchase 30,583 shares of common stock, which are exercisable within 60 days of August 31, 2013, held by Kimberly E. Vanover, Ph.D., Vice President, Clinical Development.
(9)	Consists of 3,542,885 shares of common stock held by Alafi Capital and 15,742 shares of common stock held by Moshe Alafi. Christopher Alafi, Ph.D., one of our directors, and Moshe Alafi are each managing partners of Alafi Capital and share voting and investment power with respect to the shares owned by Alafi Capital. The address for Moshe Alafi and Alafi Capital is 8 Admiral Drive, Suite 324, Emeryville, CA 94608.

(10)	Consists of 1,283,856 shares of common stock held by Alexandria Equities, LLC. Joel S. Marcus, one of our directors, is the Chairman, CEO and Founder of Alexandria Real Estate Equities, Inc., which is the managing member of Alexandria Equities, LLC, which has full voting and investment power with respect to the shares owned by Alexandria Equities, LLC. As an officer of Alexandria Real Estate Equities, Inc., Mr. Marcus may be deemed to have voting and investment power with respect to the shares owned by Alexandria Equities, LLC. Mr. Marcus disclaims beneficial ownership of the shares held by Alexandria Equities, LLC, except to the extent of his underlying pecuniary interest therein. The address for Alexandria Equities, LLC is c/o Alexandria Real Estate Equities, Inc., 385 East Colorado Boulevard, Suite 299, Pasadena, CA 91101.
(11)	Fidelity Management & Research Company, or Fidelity, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,999,120 shares of common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 1,999,120 shares of common stock owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees.
(12)	Consists of 1,131,250 shares of common stock held by Dr. Greengard. Does not include 1,500,000 shares of common stock held by six trusts for the benefit of members of Dr. Greengard’s family, as the trustee of these trusts, Ursula von Rydingsvard, Dr. Greengard’s spouse, has sole voting and investment control over the shares held by the trusts. The address for Dr. Greengard and the trusts is Dr. Paul Greengard, c/o TAG Associates, 75 Rockefeller Plaza, 9th Floor, New York, NY 10019.
(13)	Consists of 707,287 shares of common stock held by David N. Sosland Trust A; 1,948,554 shares of common stock held by The Sosland Family Trust B Partnership; and 732,548 shares of common stock held by The Sosland Foundation. Morton I. Sosland is Trustee of the David N. Sosland Trust A, Managing Partner of The Sosland Family Trust B Partnership and Vice Chairman of The Sosland Foundation, which we refer to collectively as the Sosland Holders. As such, Mr. Sosland has sole voting and investment power with respect to the shares held by the Sosland Holders. The address for Mr. Sosland and the Sosland Holders is 4800 Main Street, Suite 100, Kansas City, MO 64112.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No director or executive officer or any associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the Restated Certificate that is not shared by all other stockholders pro-rata, and in accordance with their respective interests, except to the extent the Restated Certificate could discourage or make it more difficult to accomplish a change in management as described above under “Amended and Restated Certificate of Incorporation – Purpose and Effects of the Amended and Restated Certificate of Incorporation.” As determined by the Board, or the compensation committee of the Board once established, our executive officers and directors will be eligible to receive awards and grants under our 2013 Plan.

PROPOSAL BY SECURITY HOLDERS

No security holder has requested that the Company include any proposal in this Information Statement.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at: Intra-Cellular Therapies, Inc., 3960 Broadway, New York, New York 10032.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Exchange Act, a single copy of this Information Statement may be delivered to two or more stockholders who share an address, unless we have received contrary instructions from one or more of such stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Information Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials, to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports, information statements, proxy statements or notices of internet availability of proxy materials to any security holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to our Secretary at Intra-Cellular Therapies, Inc., 3960 Broadway, New York, New York 10032, or via telephone at (212) 923-3344.

ADDITIONAL INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with the Exchange Act, we file annual, quarterly and current reports, registration statements and other documents with the SEC. These filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

APPENDIX I

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INTRA-CELLULAR THERAPIES, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Intra-Cellular Therapies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

The Certificate of Incorporation of the Corporation was filed with the Secretary of the State of Delaware on August 29, 2012 under the name Oneida Resources Corp. A Certificate of Ownership and Merger of the Corporation was filed on August 29, 2013, which changed the name of the Corporation to Intra-Cellular Therapies, Inc. This Restated Certificate of Incorporation restates, integrates and further amends the Corporation’s Certificate of Incorporation, as amended.

This Restated Certificate of Incorporation was duly adopted by written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

The text of the Corporation’s Certificate of Incorporation, as amended, is hereby further amended and restated to read in full as follows:

RESTATED CERTIFICATE OF INCORPORATION

OF

INTRA-CELLULAR THERAPIES, INC.

FIRST: The name of the corporation is Intra-Cellular Therapies, Inc. (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1811 Silverside Road, Wilmington, Delaware 19810, County of New Castle. The name of its registered agent at such address is Vcorp Services, LLC.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity or carry on any business for which corporations may be organized under the Delaware General Corporation Law or any successor statute.

FOURTH:

A. Designation and Number of Shares.

The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 105,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

The number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock designation.

B. Preferred Stock

1. Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

2. Authority is hereby expressly granted to the Board of Directors to fix from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation and number of the shares of such series and the powers, preferences and rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent such authority may be conferred upon the Board of Directors under the Delaware General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

C. Common Stock.

1. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor if, as and when determined by the Board of Directors in their sole discretion, subject to provisions of law, any provision of this Restated Certificate of Incorporation, as amended from time to time, and subject to the relative rights and preferences of any shares of Preferred Stock authorized, issued and outstanding hereunder. The term “Restated Certificate of Incorporation” as used herein shall mean the Restated Certificate of Incorporation of the Corporation as amended from time to time.

2. Voting. The holders of the Common Stock are entitled to one vote for each share held; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Restated Certificate of Incorporation (including any certificate of designation relating to Preferred Stock).

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Restated Certificate of Incorporation or the Bylaws of the Corporation as in effect from time to time, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any action required or permitted to be taken by the stockholders of the Corporation may be effected only at a duly called annual or special meeting of stockholders of the Corporation and not by written consent.

D. Special meetings of the stockholders may only be called by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board. For the purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

SIXTH:

A. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board.

B. The directors, other than those who may be elected by the holders of shares of any series of Preferred Stock under specified circumstances, shall be divided into three classes, with the term of office of the first class to expire at the first annual meeting of stockholders following the initial classification of directors, the term of office of the second class to expire at the second annual meeting of stockholders following the initial classification of directors, and the term of office of the third class to expire at the third annual meeting of stockholders following the initial classification of directors. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire, other than directors elected by the holders of any series of Preferred Stock under specified circumstances, shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors are duly elected and qualified. The Board of Directors is authorized to assign members of the Board already in office to such classes as it may determine at the time the classification of the Board of Directors pursuant to this Restated Certificate of Incorporation becomes effective.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law or by resolution of the Board of Directors, be filled only by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director, and not by stockholders, and directors so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been chosen expires or until such director’s successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

D. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time only for cause and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal any provision of the Bylaws of the Corporation.

EIGHTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in Paragraph C of this Article EIGHTH with respect to proceedings to enforce rights to indemnification or an advancement of expenses or as otherwise required by law, the Corporation shall not be required to indemnify or advance expenses to any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. In addition to the right to indemnification conferred in Paragraph A of this Article EIGHTH, an Indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Paragraph B or otherwise.

C. If a claim under Paragraph A or B of this Article EIGHTH is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation as amended from time to time, the Corporation’s Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article EIGHTH with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

G. The rights conferred upon Indemnitees in this Article EIGHTH shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article EIGHTH that adversely affects any right of an Indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to any such amendment, alteration or repeal.

H. If any word, clause, provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any section of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article EIGHTH (including, without limitation, each such portion of any section of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

NINTH: No director shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director; provided that this provision shall not eliminate or limit the liability of a director, to the extent that such liability is imposed by applicable law, (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 or successor provisions of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. All references in this Article NINTH to a director shall also be deemed to refer to any such director acting in his or her capacity as a Continuing Director (as defined in Article ELEVENTH).

TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the Delaware General Corporation Law and all rights conferred upon stockholders are granted subject to this reservation; provided that in addition to the vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, Articles FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH, this Article TENTH and Article ELEVENTH of this Restated Certificate of Incorporation.

ELEVENTH: The Board of Directors is expressly authorized to cause the Corporation to issue rights pursuant to Section 157 of the Delaware General Corporation Law and, in that connection, to enter into any agreements necessary or convenient for such issuance, and to enter into other agreements necessary and convenient to the conduct of the business of the Corporation. Any such agreement may include provisions limiting, in certain circumstances, the ability of the Board of Directors of the Corporation to redeem the securities issued pursuant thereto or to take other action thereunder or in connection therewith unless there is a specified number or percentage of Continuing Directors then in office. Pursuant to Section 141(a) of the Delaware General Corporation Law, the Continuing Directors shall have the power and authority to make all decisions and determinations, and exercise or perform such other acts, that any such agreement provides that such Continuing Directors shall make, exercise or perform. For purposes of this Article ELEVENTH and any such agreement, the term, “Continuing Directors,” shall mean (1) those directors who were members of the Board of Directors of the Corporation at the time the Corporation entered into such agreement and any director who subsequently becomes a member of the Board of Directors, if such director’s nomination for election to the Board of Directors is recommended or approved by the majority vote of the Continuing Directors then in office or (2) such members of the Board of Directors designated in, or in the manner provided in, such agreement as Continuing Directors.

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IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation, as amended, of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been duly executed by its duly authorized Chairman, President and Chief Executive Officer this      day of             , 2013.

INTRA-CELLULAR THERAPIES, INC.

By:
Sharon Mates, Ph.D.
Chairman, President and Chief Executive Officer

APPENDIX II

INTRA-CELLULAR THERAPIES, INC.

(FORMERLY ONEIDA RESOURCES CORP.)

2013 EQUITY INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: AUGUST 23, 2013

APPROVED BY THE STOCKHOLDERS: AUGUST 23, 2013

EFFECTIVE DATE: [            ], 2013

1. GENERAL.

(a) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Stock Awards.

(b) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, and (vi) Other Stock Awards.

(c) Purpose. The Plan, through the granting of Stock Awards, is intended to help the Company secure and retain the services of eligible award recipients, provides incentives for these persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2. ADMINISTRATION.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express terms of the Plan:

(i) To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the terms of each Award, which need not be identical, including when the Participant will be permitted to exercise or otherwise receive Common Stock under the Award; (E) the number of shares of Common Stock subject to, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it determines necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Stock Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which a Stock Award may be exercised or vest, or at which shares of Common Stock may be issued.

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under his or her then-outstanding Award without the Participant’s written consent except as provided in Section 2(b)(viii).

(vi) To amend the Plan in any respect the Board determines necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and nonqualified deferred compensation under Section 409A of the Code, and/or to make the Plan or Awards granted under the Plan exempt from or compliant with the requirements for Incentive Stock Options or nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, without limitation, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding Incentive Stock Options or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, without limitation, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the affected Participant’s consent, and (B) the Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights; and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Stock Awards without the affected Participant’s consent: (A) to maintain the qualified status of the Stock Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if the change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise the powers and to perform the acts the Board determines necessary or expedient to promote the best interests of the Company and that are not in conflict with the terms of the Plan or Awards.

(x) To adopt any procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States; provided, however, that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction.

(c) Delegation to a Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable. Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the terms of the Plan, that the Board or the Committee adopts from time to time. The Committee may, at any time, abolish the subcommittee and revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(v)(iii).

(e) Effect of the Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. SHARES SUBJECT TO THE PLAN.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed (i) 799,934 shares plus (ii) such additional shares, if any, in an amount not to exceed 1,462,380 shares (the “Returning Shares”) which may be issued hereunder solely upon the expiration of unexercised stock options to be assumed by the Corporation on or prior to the Effective Date (such aggregate number of shares described in (i) and (ii) above, the “Share Reserve”). In addition, the Share Reserve will automatically increase on January 1st of each year, commencing on January 1, 2014 and continuing until expiration of the Plan, in an amount equal to the lesser of (i) 800,000 shares or (ii) 4% of the total number of shares of Capital Stock outstanding on such date. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion of a Stock Award expires or otherwise terminates without all of the shares covered by the Stock Award having been issued, the expiration, termination or settlement will not reduce or otherwise offset the number of shares of Common Stock that are available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest the shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, a maximum of 200,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(d) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. ELIGIBILITY.

(a) Eligibility for Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” of the Company (as these terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as this term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying the Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted in connection with a corporate transaction such as a spin off transaction), or (ii) the Company, in consultation with its legal counsel, has determined that the Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of the Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. OPTIONS AND STOCK APPRECIATION RIGHTS.

The Board will determine the form and the terms and conditions of each Option or SAR. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased upon the exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option, or portion of the Option, will be a Nonstatutory Stock Option. The terms of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions of the Plan by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following terms:

(a) Term. Subject to Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or a shorter period specified in the Stock Award Agreement.

(b) Exercise Price. Subject to 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to such Award if the Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right in connection with a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Exercise Price for Options. The exercise price of Common Stock acquired upon the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the following methods of payment. The Board will have the authority to grant Options that permit any one or more of the following methods of payment (or to restrict the ability to use any particular method or methods) and to grant Options that require the Company’s consent to use a particular method of payment. The permitted methods of payment are:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Common Stock, results in the Company’s receipt of cash or check or the receipt of irrevocable instructions to pay the aggregate purchase price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by a reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable after a “net exercise” to the extent that (A) shares issuable upon the exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of the exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that the Board determines acceptable and specifies in the applicable Stock Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the terms of the Stock Appreciation Right Agreement evidencing the SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under the SAR, and with respect to which the Participant is exercising the SAR on the applicable exercise date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, or in any other form of consideration, as the Board determines and describes in the applicable Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose limitations on the transferability of Options and SARs as the Board determines. In the absence of a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii)), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit a transfer of the Option or SAR in a manner that is permissible under applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2). If an Option is an Incentive Stock Option, the Option may be deemed to be a Nonstatutory Stock Option as a result of a transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or its designated broker), designate a third party who, on the Participant’s death, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. In the absence of a designation, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from the exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that a designation would be inconsistent with applicable law.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal. The Board will determine whether the Option or SAR is subject to other terms and conditions on the time or times when the Award may or may not be exercised, which may be based on the satisfaction of performance goals or other criteria. The vesting terms of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any term in an Option or SAR specifying the minimum number of shares of Common Stock as to which the Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement, which period will not be less than 30 days if necessary to comply with applicable law unless the Participant’s termination is for Cause); and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the designated time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (which need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (which need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise the Option or SAR as of the date of termination of Continuous Service), but only within the period of time ending on the earlier of (i) the date 12 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period will not be less than six months if necessary to comply with applicable law), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period, if any, specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise the Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance, or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (A) the date 18 months following the date of the Participant’s death (or such longer or shorter period specified in the Award Agreement, which period will not be less than six months if necessary to comply with applicable laws), and (B) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR will terminate.

(k) Termination for Cause. Except as otherwise provided in the applicable Award Agreement or other agreement or other individual written agreement between the Participant and the Company or any Affiliate, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon the Participant’s notification of a termination of Continuous Service for Cause and the Participant will be prohibited from exercising the Option or SAR from and after the time of the Participant’s notification of a termination of Continuous Service for Cause.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant (although the Award may vest prior to that date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if a non-exempt Employee dies or suffers a Disability; (ii) upon a Corporate Transaction in which the Option or SAR is not assumed, continued, or substituted; or (iii) upon the Participant’s retirement (as that term may be defined in the applicable Award Agreement in another agreement between the Participant and the Company or an Affiliate, or, if no definition exists, in accordance with the Company’s then-current employment policies and guidelines), the vested portion of any Option and SAR held by the Employee may be exercised earlier than six months following the date of grant. This Section 5(l) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under an Option or SAR will be exempt from the employee’s regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act, to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, this Section 5(l) will apply to all Stock Awards and is incorporated by reference into the applicable Stock Award Agreements.

6. STOCK AWARDS OTHER THAN OPTIONS AND SARS.

(a) Restricted Stock Awards. The Board will determine the form and terms and conditions of each Restricted Stock Agreement. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in the form and manner the Board determines. The terms and conditions of Restricted Stock Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Agreements need not be identical. Each Restricted Stock Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following terms:

(i) Consideration. A Restricted Stock Award may be granted in consideration for (A) cash, check, bank draft or money order payable to the Company; (B) past services to the Company or an Affiliate; or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock granted under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive, through a forfeiture condition or a repurchase right, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Shares of Common Stock granted to a Participant under a Restricted Stock Award Agreement will be transferable by the Participant only upon the terms and conditions as the Board will determine, in its sole discretion, and describes in the Restricted Stock Award Agreement, so long as the shares of Common Stock granted under the Restricted Stock Award Agreement remain subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on shares of Common Stock granted under a Restricted Stock Award will be subject to the same vesting and forfeiture restrictions as apply to the shares of Common Stock subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the appreciation in value of the Common Stock (e.g., options or stock appreciation rights with an exercise or strike price less than 100% of the Fair Market Value at the time of grant) may be granted either alone or in addition to other Stock Awards granted under Section 5 and this Section 6. Subject to the terms of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which Other Stock Awards will be granted, the number of shares of Common Stock to be granted pursuant to Other Stock Awards, and all other terms and conditions of Other Stock Awards.

7. COVENANTS OF THE COMPANY.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any regulatory commission or agency the authority that counsel for the Company determines necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of Stock Awards unless and until such authority is obtained. A Participant will not be eligible to receive a grant of an Award or be issued shares of Common Stock pursuant to the Award if the grant or issuance would be in violation of any applicable securities law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise the Participant as to the time or manner of exercising any Stock Award. Further, the Company will have no duty or obligation to warn or otherwise advise the

Participant of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to any Participant.

8. MISCELLANEOUS.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Stock Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) the Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e) Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of shares subject to any portion of the Award that is scheduled to vest or become payable after the date of the Participant’s change in time commitment, and (ii) in lieu of or in combination with a reduction, extend the vesting or payment schedule applicable to the Award. In the event of any reduction or modification of the vesting or payment schedule, the Participant will have no right with respect to any portion of the Award that is reduced or modified.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or another limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions of the Options that exceed the limit (according to the order in which they were granted) or otherwise do not comply with the rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary term of the applicable Option Agreement.

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring the Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to the requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, counsel for the Company determines that the requirement need not be met in the particular circumstances under then applicable securities laws. The Company may, upon advice of Company counsel, place legends on stock certificates issued under the Plan as Company counsel determines necessary or appropriate to comply with applicable securities laws, including, without limitations, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. The Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means (in addition to the Company’s right to withhold from any compensation the Company paid to the Participant) or by a combination of the following means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that the Company may not withhold shares of Common Stock with a value exceeding the minimum amount of tax required to be withheld by law (or any lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding payment from any amounts otherwise payable to the Participant; or (iv) by any other method as may be described in the Award Agreement.

(i) Electronic Delivery. Any reference in the Plan to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium that the Company controls and to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock upon the exercise, vesting or settlement of all or a portion of an Award may be deferred and may establish programs and procedures for Participants to make deferral elections. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments (including lump sum payments) following the Participant’s termination of Continuous Service, and implement any other terms and conditions consistent with the terms of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the classes and maximum number of securities subject to the Plan under Section 3(a), (ii) the classes and maximum number of securities that may be awarded to any person pursuant to Sections 3(c), and (iii) the classes and number of securities and price per share of Common Stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of the dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the Participant is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board will take one or more of the following actions with respect to Stock Awards, contingent upon the closing or completion of the Corporate Transaction:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board will determine (or, if the Board will not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, if any, as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

In addition, a Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Corporate Transaction as may be provided in the Award Agreement for the Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such a provision, no such acceleration will occur.

10. PLAN TERM; EARLIER TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time. The Plan will terminate on the tenth anniversary of the Effective Date. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated. Termination of the Plan shall not affect any Stock Awards theretofore granted.

11. EFFECTIVE DATE OF PLAN.

The Plan will become effective on the Effective Date.

12. CHOICE OF LAW.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to that state’s conflict of laws rules.

13. DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company, as these terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means such and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to the term in any written agreement between the Participant and the Company or an Affiliate defining the term and, in the absence of such an agreement, the term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(i) “Committee” means a committee of one or more Directors to whom the Board has delegated authority in accordance with Section 2(c).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Oneida Resources Corp., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for those services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for those services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(m) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the Entity for which the Participant renders service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, the Participant’s Continuous Service will be considered to have terminated on the date the Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave; or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(o) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(p) “Director” means a member of the Board.

(q) “Disability” means, with respect to a Participant, the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of any medical evidence the Board determines warranted under the circumstances.

(r) “Effective Date” means the effective date of this Plan, which is the later of (i) 20 days after the mailing of the information statement on Schedule 14C to the sole stockholder or such later date as required by the Exchange Act or other applicable law, and (ii) immediately after the effective time of the Agreement and Plan of Merger by and among the Corporation, Intra-Cellular Therapies, Inc., a Delaware corporation, and ITI, Inc., a Delaware corporation and wholly-owned subsidiary of the Corporation.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(w) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(x) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y) “Nonstatutory Stock Option” means any option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted under the Plan.

(bb) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option. Each Option Agreement will be subject to the terms and conditions of the Plan.

(cc) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, any other person who holds an outstanding Option.

(dd) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock that is granted pursuant to the terms and conditions of Section 6(b).

(ee) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ff) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(gg) “Participant” means a person to whom an Award is granted under the Plan or, if applicable, any other person who holds an outstanding Award.

(hh) “Plan” means this Oneida Resources Corp. 2013 Equity Incentive Plan.

(ii) “Restricted Stock Award” means an award of shares of Common Stock that is granted pursuant to the terms and conditions of Section 6(a).

(jj) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(kk) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(ll) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(mm) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(nn) “Securities Act” means the Securities Act of 1933, as amended.

(oo) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(pp) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(qq) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or any Other Stock Award.

(rr) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company; and (ii) any partnership, limited liability company or other Entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(tt) “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.